EXHIBIT 99
EMC INSURANCE GROUP INC. REPORTS
2010 FIRST QUARTER RESULTS

First Quarter 2010
Operating Income Per Share – $0.73
Net Income Per Share – $0.75
Catastrophe and Storm Losses Per Share – $0.17
Large Losses Per Share – $0.23
GAAP Combined Ratio – 98.1 percent

DES MOINES, Iowa (May 3, 2010) - EMC Insurance Group Inc. (NASDAQ OMX/NGS:EMCI) today reported operating income of $0.73 per share for the first quarter ended March 31, 2010 compared to operating income of $0.86 per share for the first quarter of 20091.  Net income, including realized investment gains and losses, totaled $9,878,000 ($0.75 per share) for the first quarter of 2010 compared to $5,804,000 ($0.44 per share) for the first quarter of 2009.

“We continue to manage through the soft market conditions,” stated Bruce G. Kelley, President and Chief Executive Officer. “Premium income in the first quarter was relatively flat.  Increases in personal lines and reinsurance premium income were sufficient to offset most of the decline experienced in the commercial lines of business.  Competition for good commercial lines business remains very strong and is expected to continue at this level through at least the first half of 2010.  We continue to implement rate increases where they are warranted, but do not expect to see overall rate levels improve much until the economy recovers,” continued Kelley.

Kelley went on to say that, “storm losses were significantly lower than the first quarter of 2009.  This reduction in storm losses, coupled with favorable reserve development and a significant increase in the market value of our investment portfolio, contributed to a 4.6 percent increase in the book value of our stock during the first quarter of 2010.”

Premiums earned declined slightly (0.1 percent decline) to $92,345,000 for the first quarter of 2010 as compared to $92,455,000 for the same period of 2009.

Investment income increased 2.0 percent to $12,517,000 for the first quarter of 2010 from $12,277,000 for the same period of 2009.  This increase is primarily attributed to an increase in the average invested balance of fixed maturity securities, which reflects the reinvestment of short-term holdings into Build America Bonds and other long-term securities.

The Company experienced $21,420,000 ($1.06 per share after tax) of favorable development on prior years’ reserves during the first quarter of 2010 compared to $21,058,000 ($1.03 per share after tax) in the first quarter of 2009.  Included in the first quarter 2010 amount is $650,000 ($0.03 per share after tax) of adverse development experienced on prior years’ catastrophe and storm loss reserves compared to $1,376,000 ($0.07 per share after tax) of favorable development experienced on prior years’ catastrophe and storm loss reserves in the first quarter of 2009.   The reinsurance segment experienced an unusually large amount of favorable development in the first quarter of 2010, totaling $7,808,000 ($0.39 per share after tax) compared to $4,219,000 ($0.21 per share after tax) in the first quarter of 2009.  This favorable development primarily resulted from a reduction in the bulk IBNR reserve for accident years 2007 – 2009 in the property pro rata, catastrophe and casualty excess lines of business.

“Other-than-temporary” investment impairment losses declined significantly to $352,000 ($0.02 per share after tax) in the first quarter of 2010 from $8,357,000 ($0.41 per share after tax) reported in the first quarter of 2009.  The “other-than-temporary” impaired securities included three equity securities and two bonds.

Catastrophe and storm losses totaled $3,421,000 ($0.17 per share after tax) in the first quarter of 2010 compared to $5,088,000 ($0.25 per share after tax) in the first quarter of 2009.  Catastrophe and storm losses accounted for 3.7 percentage points of the combined ratio for the period ended March 31, 2010, which is slightly higher than historical average for the first quarter.

Large losses, which the Company defines as losses greater than $250,000, excluding catastrophe and storm losses, declined to $4,620,000 ($0.23 per share after tax) in the first quarter of 2010 from $5,655,000 ($0.28 per share after tax) in the first quarter of 2009.

As previously reported, the Company’s deferred income tax asset decreased approximately $800,000 ($0.06 per share) in the first quarter of 2010 as a result of the passage of the Patient Protection and Affordable Care Act (H.R. 3590) because the Company is no longer able to claim a tax deduction for drug expenses that are reimbursed under the Medicare Part D retiree drug subsidy (RDS) program.

The Company’s GAAP combined ratio was 98.1 percent in the first quarter of 2010 compared to 96.0 percent in the first quarter of 2009.

At March 31, 2010, consolidated assets totaled $1.2 billion, including $1.1 billion in the investment portfolio; stockholders’ equity increased 4.8 percent to $358.8 million; and the net book value of the Company’s stock was $27.32 per share, an increase of 4.6 percent from $26.11 per share at December 31, 2009.

Management of the Mutual Reinsurance Bureau (MRB) recently announced that Country Mutual will terminate its participation in the MRB pool at the end of this year; however, management of the pool anticipates that a new participant will be appointed to replace Country Mutual. . EMC Insurance Group’s parent, Employers Mutual Casualty Company, is currently a one-fifth participant in the pool.

As announced on February 3, 2010, management is projecting that 2010 operating income will be within a range of $1.90 to $2.15 per share. This guidance is based on a projected GAAP combined ratio of 103.7 percent for the year.

As of March 31, 2010, 736,133 shares of the Company’s common stock have been purchased under the Company’s $25 million stock repurchase program at a cost of approximately $17.9 million.  The timing and terms of the purchases are determined by management based on market conditions, and the transactions are conducted in accordance with the applicable rules of the SEC.  Common stock purchased under this program is being retired by the Company.  The Company’s parent organization, Employers Mutual Casualty Company, has a stock purchase program in place as well, with about $4.5 million of its $15 million authorization remaining.  This program is currently dormant and will not be reactivated until the Company’s repurchase program is completed.

The Company will hold an earnings teleconference call at 11:00 a.m. eastern daylight saving time on May 3, 2010 to allow securities analysts, stockholders and other interested parties the opportunity to hear management discuss the Company’s results for the quarter ended March 31, 2010, as well as its expectations for the remainder of the year. Dial-in information for the call is toll-free 1-877-407-8031 (International: 1-201-689-8031). The event will be archived and available for digital replay through May 17, 2010. The replay access information is toll-free 1-877-660-6853 (International: 1-201-612-7415); passcodes required for playback: account number 286, conference ID number 349073.

Members of the news media, investors and the general public are invited to access a live webcast of the conference call via http://www.investorcalendar.com or the Company’s investor relations page at www.emcins.com/ir.  The webcast will be archived and available for replay until August 3, 2010. A transcript of the teleconference will also be available on the Company’s website shortly after the completion of the teleconference.

EMC Insurance Group Inc. is a publicly held insurance holding company with operations in property and casualty insurance and reinsurance. EMCI was formed in 1974 and became publicly held in 1982. The Company’s common stock trades on the NASDAQ OMX Global Select Market tier of the NASDAQ OMX Stock Market under the symbol EMCI. EMCI’s parent company is Employers Mutual Casualty Company (EMCC).  EMCI and EMCC, together with their subsidiary and affiliated companies, conduct operations under the trade name EMC Insurance Companies.

The Private Securities Litigation Reform Act of 1995 provides issuers the opportunity to make cautionary statements regarding forward-looking statements.  Accordingly, any forward-looking statement contained in this report is based on management’s current beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available to management.  These beliefs, assumptions and expectations can change as the result of many possible events or factors, not all of which are known to management.  If a change occurs, the Company’s business, financial condition, liquidity, results of operations, plans and objectives may vary materially from those expressed in the forward-looking statements.  The risks and uncertainties that may affect the actual results of the Company include, but are not limited to, the following:

•	catastrophic events and the occurrence of significant severe weather conditions;
•	the adequacy of loss and settlement expense reserves;
•	state and federal legislation and regulations;
•	changes in the property and casualty insurance industry, interest rates or the performance of financial markets and the general economy;
•	rating agency actions;
•	“other-than-temporary” investment impairment losses; and
•	other risks and uncertainties inherent to the Company’s business, including those discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K.

Management intends to identify forward-looking statements when using the words “believe,” “expect,” “anticipate,” “estimate,” “project” or similar expressions.  Undue reliance should not be placed on these forward-looking statements.

¹The Company uses a non-GAAP financial measure called “operating income” that management believes is useful to investors because it illustrates the performance of our normal, ongoing operations, which is important in understanding and evaluating our financial condition and results of operations.  While this measure is consistent with measures utilized by investors to evaluate performance, it is not a substitute for the U.S. GAAP financial measure of net income. Therefore, the Company has provided the following reconciliation of this non-GAAP financial measure to the U.S. GAAP financial measure of net income. Management also uses non-GAAP financial measures for goal setting, determining employee and senior management awards and compensation, and evaluating performance.

Reconciliation of operating income to net income:

	Three Months Ended March 31,
	2010	2009

Operating income	$9,536,899	$11,388,864
Net realized investment gains (losses)	341,193	(5,585,001)
Net income	$9,878,092	$5,803,863

CONSOLIDATED BALANCE SHEETS - UNAUDITED

	March 31,	December 31,
	2010	2009
ASSETS
Investments:
Fixed maturities:
Securities held-to-maturity, at amortized cost (fair value $457,654 and $460,877) .	$404,578	$410,005
Securities available-for-sale, at fair value (amortized cost $874,763,572 and $858,129,177)	909,636,075	884,688,114
Fixed maturity securities on loan:
Securities available-for-sale, at fair value (amortized cost $5,653,350 and $14,065,597)	5,661,499	14,492,872
Equity securities available-for-sale, at fair value (cost $74,007,221 and $73,114,920)	95,974,749	90,189,979
Other long-term investments, at cost	43,028	47,083
Short-term investments, at cost	42,591,167	55,390,096
Total investments	1,054,311,096	1,045,218,149

Balances resulting from related party transactions with
Employers Mutual:
Reinsurance receivables	29,948,024	30,544,558
Prepaid reinsurance premiums	6,816,201	5,112,386
Deferred policy acquisition costs	36,118,550	36,650,628
Other assets .	3,516,510	2,058,189

Cash	534,292	278,534
Accrued investment income .	12,734,422	11,082,132
Deferred policy acquisition costs	3,608	-
Accounts receivable	2,126,550	1,611,740
Deferred income taxes	9,958,199	15,044,357
Goodwill	941,586	941,586
Securities lending collateral	5,911,111	14,941,880
Other assets	24,000	2,303,654
Total assets	$1,162,944,149	$1,165,787,793

	March 31,	December 31,
	2010	2009
LIABILITIES
Balances resulting from related party transactions with Employers Mutual:
Losses and settlement expenses	$551,539,590	$553,787,770
Unearned premiums	159,017,958	159,486,096
Other policyholders' funds	8,543,714	7,918,665
Surplus notes payable	25,000,000	25,000,000
Indebtedness to related party	17,392,596	13,488,724
Employee retirement plans	19,316,435	18,176,720
Other liabilities	11,273,858	20,335,197

Losses and settlement expenses	2,878,053	2,363,807
Unearned premiums	16,989	-
Income taxes payable	3,142,060	5,488,760
Securities lending obligation	5,911,111	14,941,880
Other liabilities	82,468	2,382,489
Total liabilities	804,114,832	823,370,108

STOCKHOLDERS' EQUITY
Common stock, $1 par value, authorized 20,000,000 shares; issued and outstanding, 13,133,361 shares in 2010 and 13,114,481 shares in 2009	13,133,361	13,114,481
Additional paid-in capital	93,187,181	92,804,282
Accumulated other comprehensive income (loss):
Net unrealized losses on fixed maturity securities with "other-than-temporary" impairments	(16,492)	(104,847)
Other net unrealized gains	36,967,808	28,744,673
Employee retirement plans	(12,403,208)	(12,587,484)
Total accumulated other comprehensive income (loss)	24,548,108	16,052,342
Retained earnings	227,960,667	220,446,580
Total stockholders' equity	358,829,317	342,417,685
Total liabilities and stockholders' equity	$1,162,944,149	$1,165,787,793

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Property and
	Casualty		Parent
Quarter Ended March 31, 2010	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$74,787,363	$17,557,703	$-	$92,345,066
Investment income, net	9,416,496	3,104,100	(3,609)	12,516,987
Other income	206,686	-	-	206,686
	84,410,545	20,661,803	(3,609)	105,068,739
Losses and expenses:
Losses and settlement expenses	44,014,288	12,028,336	-	56,042,624
Dividends to policyholders	2,354,462	-	-	2,354,462
Amortization of deferred policy acquisition costs	18,251,004	3,614,111	-	21,865,115
Other underwriting expenses	9,051,013	1,314,181	-	10,365,194
Interest expense	225,000	-	-	225,000
Other expenses	227,724	(310,195)	280,674	198,203
	74,123,491	16,646,433	280,674	91,050,598
Operating income (loss) before income taxes	10,287,054	4,015,370	(284,283)	14,018,141
Realized investment gains	405,511	119,402	-	524,913
Income (loss) before income taxes	10,692,565	4,134,772	(284,283)	14,543,054
Income tax expense (benefit):
Current	3,069,962	1,182,987	(99,499)	4,153,450
Deferred	587,145	(75,633)	-	511,512
	3,657,107	1,107,354	(99,499)	4,664,962
Net income (loss)	$7,035,458	$3,027,418	$(184,784)	$9,878,092
Average shares outstanding				13,123,810
Per Share Data:
Net income (loss) per share - basic and diluted	$0.54	$0.23	$(0.02)	$0.75
Decrease in provision for insured events of prior years (after tax)	$0.67	$0.39	$-	$1.06
Catastrophe and storm losses (after tax)	$(0.12)	$(0.05)	$-	$(0.17)
Dividends per share				$0.18
Book value per share				$27.32
Effective tax rate				32.1%
Annualized net income as a percent of beg. SH equity				11.5%
Other Information of Interest:
Net written premiums	$72,555,642	$17,996,129	$-	$90,551,771
Decrease in provision for insured events of prior years	$(13,611,773)	$(7,808,189)	$-	$(21,419,962)
Catastrophe and storm losses	$2,363,529	$1,057,087	$-	$3,420,616
GAAP Combined Ratio:
Loss ratio	58.9%	68.5%	-	60.7%
Expense ratio	39.6%	28.1%	-	37.4%
	98.5%	96.6%	-	98.1%

	Property and
	Casualty		Parent
Quarter Ended March 31, 2009	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$76,081,602	$16,372,946	$-	$92,454,548
Investment income, net	9,219,519	3,045,049	12,667	12,277,235
Other income	152,986	-	-	152,986
	85,454,107	19,417,995	12,667	104,884,769
Losses and expenses:
Losses and settlement expenses	40,845,167	12,931,447	-	53,776,614
Dividends to policyholders	3,829,606	-	-	3,829,606
Amortization of deferred policy acquisition costs	18,878,083	3,132,623	-	22,010,706
Other underwriting expenses	8,772,174	358,109	-	9,130,283
Interest expense	225,000	-	-	225,000
Other expenses	231,134	(151,129)	313,227	393,232
	72,781,164	16,271,050	313,227	89,365,441
Operating income (loss) before income taxes	12,672,943	3,146,945	(300,560)	15,519,328
Realized investment losses	(5,790,171)	(2,802,139)	-	(8,592,310)
Income (loss) before income taxes	6,882,772	344,806	(300,560)	6,927,018
Income tax expense (benefit):
Current	4,062,677	623,501	(105,196)	4,580,982
Deferred	(2,573,264)	(884,563)	-	(3,457,827)
	1,489,413	(261,062)	(105,196)	1,123,155
Net income (loss)	$5,393,359	$605,868	$(195,364)	$5,803,863
Average shares outstanding				13,249,735
Per Share Data:
Net income (loss) per share - basic and diluted	$0.41	$0.04	$(0.01)	$0.44
Decrease in provision for insured events of prior years (after tax)	$0.82	$0.21	$-	$1.03
Catastrophe and storm losses (after tax)	$(0.18)	$(0.07)	$-	$(0.25)
Dividends per share				$0.18
Book value per share				$21.62
Effective tax rate				16.2%
Annualized net income as a percent of beg. SH equity				8.2%
Other Information of Interest:
Net written premiums	$72,029,230	$16,929,500	$-	$88,958,730
Decrease in provision for insured events of prior years	$(16,839,280)	$(4,218,874)	$-	$(21,058,154)
Catastrophe and storm losses	$3,619,832	$1,467,699	$-	$5,087,531
GAAP Combined Ratio:
Loss ratio	53.7%	79.0%	-	58.2%
Expense ratio	41.4%	21.3%	-	37.8%
	95.1%	100.3%	-	96.0%

The Company had total cash and invested assets with a carrying value of $1.1 billion and $1.0 billion as of March 31, 2010 and December 31, 2009, respectively.  The following table summarizes the Company’s cash and invested assets as of the dates indicated:

	March 31, 2010
($ in thousands)	Amortized Cost	Fair Value	Percent of Total Fair Value	Carrying Value
Fixed maturity securities held-to-maturity	$405	$458	-	$405
Fixed maturity securities available-for-sale	880,417	915,297	86.8%	915,297
Equity securities available-for-sale	74,007	95,975	9.1%	95,975
Cash	534	534	0.1%	534
Short-term investments	42,591	42,591	4.0%	42,591
Other long-term investments	43	43	-	43
	$997,997	$1,054,898	100.0%	$1,054,845

	December 31, 2009
($ in thousands)	Amortized Cost	Fair Value	Percent of Total Fair Value	Carrying Value
Fixed maturity securities held-to-maturity	$410	$461	0.1%	$410
Fixed maturity securities available-for-sale	872,195	899,181	86.0%	899,181
Equity securities available-for-sale	73,115	90,190	8.6%	90,190
Cash	279	279	-	279
Short-term investments	55,390	55,390	5.3%	55,390
Other long-term investments	47	47	-	47
	$1,001,436	$1,045,548	100.0%	$1,045,497

NET WRITTEN PREMIUMS

	Three Months Ended
	March 31, 2010
	Percent of Net Written Premiums	Percent of Increase/ (Decrease) in Net Written Premiums
Property and Casualty Insurance
Commercial Lines:
Automobile	17.3%	0.1%
Liability	15.7%	(8.9	) %
Property	16.8%	5.8%
Workers' Compensation	15.1%	(7.2	) %
Other	2.2%	9.9%
Total Commercial Lines	67.1%	(2.3	) %

Personal Lines:
Automobile	8.6%	33.0%
Property	4.3%	0.6%
Liability	0.1%	(7.8	) %
Total Personal Lines	13.0%	19.8%
Total Property and Casualty Insurance	80.1%	0.7%

Reinsurance	19.9%	6.3%
Total	100.0%	1.8%